UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2011

CHINA SHOUGUAN MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-167964 (Commission File Number)	27-2513824 (IRS Employer Identification No.)

6009 Yitian Road New World Center Rm. 3207 Futian District, Shenzhen People's Republic of Cina (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 0086-755-82520008

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Amendment of a Material Definitive Agreement

On January 3, 2011, Penglai XinGuan Investment Ltd. ("XinGuan"), a variable interest entity ("VIE") of China ShouGuan Mining Corporation in China, entered into a supplemental agreement ("the Agreement") with Penglai City Gold Mining Holding Co. Ltd. ("PCGM"), a third party company in China, pursuant to which both parties mutually agreed to extend the lease term of the Cunliji gold mine for an additional six months ending July 3, 2011 with all terms and conditions to remain unchanged.  The reason for the extension is that the title transfer of the mining license of the Cunliji gold mine to XinGuan is still in progress. The Agreement is a supplemental agreement to the previously signed Operating Lease Agreement made between XinGuan and PCGM on May 4, 2009, pursuant to which XinGuan agreed to lease the Cinliji gold mine for a period of 20 months from May 4, 2009 to January 3, 2011.

Exhibit No.	Exhibit Description

10.1	Supplement to Operating Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011	CHINA SHOUGUAN MINING CORP. (Registrant)
/s/ Feize Zhang
By: Feize Zhang, Chairman and Chief Executive Officer